EXHIBIT 99.1
Corillian Reports First Quarter 2007 Results
PORTLAND, Ore. — May 10, 2007 — Corillian Corp. (NASDAQ: CORI), the top provider of online banking, payment and security solutions to the financial services industry, today reported financial results for the first quarter ended March 31, 2007.
Revenues for the first quarter of 2007 were $16.5 million, compared to $14.3 million for the first quarter of 2006. Net loss for the first quarter of 2007 was $1.1 million, resulting in a diluted net loss per share of ($0.03), compared to net loss of $971,000 for the first quarter of 2006, resulting in a diluted net loss per share of ($0.02).
Net loss in the first quarter of 2007 included $658,000 of merger-related costs incurred for legal fees, proxy-related fees and fees associated with the fairness opinion contained in the special proxy filed on March 20, 2007 for the pending acquisition of Corillian by CheckFree Corporation. Net loss also included an incremental charge of $299,000 of stock-based compensation expense resulting from the suspension of the Corillian Employee Stock Purchase Plan in connection with the pending acquisition.
Non-GAAP net income, as described below, for the first quarter of 2007 was $745,000, resulting in non-GAAP diluted earnings per share of $0.02. This compares to non-GAAP net income of $15,000 in the first quarter of 2006, resulting in non-GAAP diluted earnings per share of $0.00. A reconciliation of GAAP results to non-GAAP results is provided as part of this press release.
On February 13, 2007, Corillian entered into a merger agreement pursuant to which CheckFree will acquire all of the outstanding shares of Corillian’s common stock for $5.15 per share in cash. Corillian’s shareholders approved the merger on April 30, 2007. Corillian previously announced that on April 12, 2007, CheckFree submitted an additional responsive document required by the pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) to the Federal Trade Commission (“FTC”) and Department of Justice (“DOJ”), relating to the proposed acquisition of Corillian by CheckFree. As a result, the HSR Act waiting period recommenced and is now set to expire at 11:59 p.m. on May 14, 2007, unless earlier terminated by federal antitrust authorities, or

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extended by a request for additional information from such authorities. Corillian continues to anticipate the merger will close in the second calendar quarter of 2007, shortly following the expiration or termination of the antitrust waiting period. However, the timing of the closing may be affected by formal or informal requests, if any, for additional information from the FTC or DOJ.
Reconciliation of GAAP results to non-GAAP Results
Corillian provides non-GAAP operating results as a supplement to its GAAP financial results. Management believes that non-GAAP results provide investors with a representation of Corillian’s core operating performance that can be helpful in assessing future growth.
Corillian’s non-GAAP results exclude the following charges and benefits from Corillian’s statements of operations when applicable:
•	Stock-based compensation

•	Amortization of intangible assets

•	Restructuring-related charges

•	Merger-related charges

•	Impairment charges
A detailed reconciliation of GAAP net loss and non-GAAP net income per share is included in the attached condensed consolidated statement of operations.
Due to the pending acquisition by CheckFree Corporation, Corillian will not be holding a conference call to discuss the quarterly results and business outlook.
About Corillian Corporation
Corillian is the market leader of online banking, payment and security solutions to the financial services industry. With 30 of the top 100 U.S. banks and 21 of the top 100 U.S. credit unions as customers, Corillian serves over 35 million online banking end users. Corillian provides the most flexible, scalable and secure set of online banking applications across multiple lines of business, as well as an extensive set of integration solutions to enable seamless connectivity between legacy systems and Web and database applications. Corillian features integrated applications across Consumer Banking, Small Business Banking, Business and Consumer Payments, Wealth Management, Credit Card Management, and

Corporate Cash Management, as well as enterprise wide solutions, including Fraud Detection, Alerts, eStatements, and OFX. Corillian’s fraud prevention solutions use Preemptive Forensics™ to protect web sites from phishers, hackers, and fraudsters. Corillian’s strong authentication solution provides a low-cost solution for multi-factor authentication while maintaining high user satisfaction. Empowered by Corillian solutions, some of the world’s most visionary financial institutions provide their customers with the tools to manage their finances more effectively and securely. For more information about Corillian Corporation, visit the company’s web site at http://www.corillian.com.
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This communication contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the expiration or termination of the HSR Act waiting period and anticipated closing date of the proposed acquisition. Forward-looking statements relating to expectations about future results or events are based upon information available as of today’s date, and there is no assumed obligation to update any of these statements. The forward-looking statements are not guarantees of future performance, and actual results may vary materially from the results and expectations discussed. For instance, although Corillian and CheckFree have signed an agreement for a subsidiary of CheckFree to merge with and into Corillian, and the agreement has been approved by Corillian’s shareholders, there is no assurance that the parties will complete the proposed merger. The proposed merger may not occur if it is blocked by a governmental agency, or if either Corillian or CheckFree fail to satisfy other conditions to closing. Other risks and uncertainties to which Corillian is subject are discussed in its reports filed with the Securities and Exchange Commission (the “SEC”) under the caption Risk Factors and elsewhere, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2006 (filed March 16, 2007), as amended by Corillian’s Amendment to Annual Report on Form 10-K/A (filed April 30, 2007) and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 (filed March 10, 2007). One or more of these factors may have affected, and could affect Corillian’s business and financial results in future periods, and could cause actual results and issues related to the merger transaction to differ materially from plans and projections. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. Forward-looking statements speak only as of the date of the documents in which they are made. These risks, uncertainties and factors are not exclusive, and Corillian undertakes no obligation to publicly update or review any forward-looking statements to reflect events or circumstances that may arise after the date of this release, except as required by law.
For more information contact:

Steve Shaw ï Director of Marketing ï Corillian Corporation ï e-mail: sshaw@corillian.com ï Phone: (503) 629-3770
Paul Wilde ï Chief Financial Officer ï Corillian Corporation ï e-mail: pwilde@corillian.com ï Phone: (503) 629-3300

CORILLIAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Quarter Ended

	March 31,	March 31,
	2007	2006
Revenues	$16,469	$14,273
Cost of revenues	8,704	6,967

Gross profit	7,765	7,306

Operating expenses:

Sales and marketing	2,193	2,313
Research and development	3,727	3,570
General and administrative	3,327	2,642

Total operating expenses	9,247	8,525

Loss from operations	(1,482)	(1,219)
Other income, net	336	268

Loss before income taxes	(1,146)	(951)

Income taxes	—	20

Net loss	$(1,146)	$(971)

Basic net loss per share	$(0.03)	$(0.02)

Diluted net loss per share	$(0.03)	$(0.02)

Shares used in computing basic net loss per share	45,221	44,801

Shares used in computing diluted net loss per share	45,221	44,801

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (1)

GAAP net loss	$(1,146)	$(971)
Amortization of acquisition-related intangibles included in cost of revenues	304	379
Amortization of acquisition-related intangibles included in sales and marketing	44	44
Employee related stock-based compensation included in cost of revenues	255	114
Employee related stock-based compensation included in operating expenses	630	449
Merger-related costs (2)	658	—

Non-GAAP net income	$745	$15

Diluted non-GAAP net income per share	$0.02	$0.00

Shares used in computing diluted non-GAAP net income per share	46,972	45,531

(1)	See explanation above regarding the Company’s practice on reporting non-GAAP results.

(2)	Merger-related costs included in this reconciliation relate exclusively to third party costs incurred by Corillian for legal fees, proxy-related fees and fees associated with the fairness opinion contained in the special proxy filed on March 20, 2007 for the pending acquisition of Corillian by CheckFree.

CORILLIAN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2007	December 31, 2006
ASSETS

Current assets:
Cash and investments	$28,873	$25,216
Accounts receivable, net	9,418	12,659
Revenue in excess of billing	3,503	3,474
Other current assets	2,862	3,263

Total current assets	44,656	44,612

Property and equipment, net	4,229	4,085
Goodwill	26,899	26,899
Intangibles, net	1,935	2,283
Other assets	2,549	2,717

Total assets	$80,268	$80,596

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$5,621	$4,990
Current portion of deferred revenue	13,966	14,950
Other current liabilities	1,356	1,879

Total current liabilities	20,943	21,819

Deferred revenue, less current portion	1,716	1,299
Other long-term liabilities	600	717

Total liabilities	23,259	23,835

Shareholders’ equity:
Common stock	154,911	153,517
Accumulated other comprehensive income	46	46
Accumulated deficit	(97,948)	(96,802)

Total shareholders’ equity	57,009	56,761

Total liabilities and shareholders’ equity	$80,268	$80,596

CORILLIAN CORPORATION
SUPPLEMENTAL INFORMATION
(unaudited)

License revenues for the first quarter of 2007 were $2.3 million, or 14% of total revenue, as compared to $3.0 million, or 21% of total revenues in the first quarter of 2006. License block sales in the first quarter of 2007 were approximately $594,000, as compared to approximately $483,000 in the first quarter of 2006.
Corillian’s revenue backlog was $57.7 million as of March 31, 2007, compared to $53.2 million as of December 31, 2006. Revenue backlog represents contractual customer commitments, including fees for licenses, professional services, maintenance, hosting and subscriptions. Corillian expects $42.4 million of its backlog as of March 31, 2007 to be recognized as revenue over the next 12 months.
Backlog is not necessarily indicative of revenues to be recognized in any given future period. For example, some of the fees reflected in backlog may be accounted for as funded research and development, depending on the nature of the work to be performed by Corillian. There are many factors that would impact Corillian’s filling of backlog, such as its progress in completing projects for its customers, Corillian’s customers’ meeting anticipated schedules for customer-dependent deliverables. Corillian provides no assurances that any portion of its backlog will be filled during any fiscal year or at all or that its backlog will be recognized as revenues in any given period.
Total headcount as of March 31, 2007 was 318, compared with 316 as of December 31, 2006.
The actual total number of shares outstanding as of March 31, 2007 was 45.3 million shares.